U.S. MICROBICS INC. AND SUBSIDIARIES

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
U.S. Microbics, Inc. and Subsidiaries


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2000 (except for Note 6 as to which the date the date is February 4, 2000) in the Registration Statement (Form SB-2) and the related prospectus of U.S. Microbics, Inc. and Subsidiaries for the registration of 20,094,921 shares of its common stock.


/s/ BRADSHAW, SMITH & CO., LLP

Las Vegas, Nevada
May 3, 2000




                                      -55-